UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 1-A
REGULATION A OFFERING STATEMENT UNDER
THE SECURITIES ACT OF 1933
GENERAL INSTRUCTIONS
I.	Eligibility Requirements for Use of Form 1-A.
      This Form is to be used for securities offerings made
pursuant to Regulation A (17 CFR 230.251 et seq.). Careful
attention should be directed to the terms, conditions and requirements of Regulation A, especially Rule 251, because the exemption is not available to all issuers or for every type of securities transaction. Further, the aggregate offering price and aggregate sales of securities in any 12-month period is
strictly limited to $20 million for Tier 1 offerings and $75 million for Tier 2 offerings, including no more than $6 million offered by all selling securityholders that are affiliates of the issuer for Tier 1 offerings and $22.5 million by all selling securityholders that are affiliates of the issuer for Tier 2 offerings. Please refer to Rule 251 of Regulation A for more details.
II.	Preparation, Submission and Filing of the Offering Statement.
      An offering statement must be prepared by all persons
seeking exemption under the provisions of Regulation A. Parts I,
II and III must be addressed by all issuers. Part II, which
relates to the content of the required offering circular,
provides alternative formats, of which the issuer must choose one. General information regarding the preparation, format,
content, and submission or filing of the offering statement is contained in Rule 252. Information regarding non-public submission of the offering statement is contained in Rule
252(d). Requirements relating to the offering circular are
contained in Rules 253 and 254. The offering statement must be submitted or filed with the Securities and Exchange Commission in electronic format by means of the Commission?s Electronic Data Gathering, Analysis and Retrieval System (EDGAR) in accordance with the EDGAR rules set forth in Regulation S-T (17 CFR part
232) for such submission or filing.
III.	Incorporation by Reference and Cross-Referencing.
      An issuer may incorporate by reference to other documents previously submitted or filed on EDGAR. Cross-referencing within the offering statement is also encouraged to avoid repetition of information. For example, you may respond to an item of this Form by providing a cross-reference to the location of the information in the financial statements, instead of repeating such information. Incorporation by reference and cross-referencing are subject to the following additional conditions:



SEC 486 (9-21)	Potential persons who are to respond to the
collection of information contained in this Form are not required to respond unless the Form displays a currently valid OMB control number.


(a)	The use of incorporation by reference and cross-referencing in Part
II of this Form:
(1)	Is limited to the following items:
(A)	Items 2-14 of Part II and Part F/S if following the Offering
Circular format;
(B)	Items 3-11 of Form S-1 if following the Part I of Form S-1
format; or
(C)	Items 3-28, and 30 of Form S-11 if following the Part I of
Form S-11 format;
      (2)	May only incorporate by reference previously
submitted or filed financial statements if the issuer meets
the following requirements:
          (A)	the issuer has filed with the Commission all reports
and other materials required to be filed, if any, pursuant to
Rule 257 (? 230.257) or by Sections 13(a), 14 or 15(d) of the
Securities Exchange Act of 1934 during the preceding 12 months
(or for such shorter period that the issuer was required to file such reports and other materials);
          (B)	the issuer makes the financial statement information
that is incorporated by reference pursuant to this item readily available and accessible on a website maintained by or for the issuer; and
          (C)	the issuer must state that it will provide to each
holder of securities, including any beneficial owner, a copy of the financial statement information that have been incorporated by reference in the offering statement upon written or oral
request, at no cost to the requester, and provide the issuer?s website address, including the uniform resource locator (URL)
where the incorporated financial statements may be accessed.
(b)	Descriptions of where the information incorporated by
reference or cross-referenced can be found must be specific and must clearly identify the relevant document and portion thereof where such information can be found. For exhibits incorporated by reference, this description must be noted in the exhibits index for each relevant exhibit. All descriptions of where
information incorporated by reference can be found must be
accompanied by a hyperlink to the incorporated document on
EDGAR, which hyperlink need not remain active after the filing of the offering statement. Inactive hyperlinks must be updated in any amendment to the offering statement otherwise required.
(c)	Reference may not be made to any document if the portion of
such document containing the pertinent information includes an incorporation by reference to another document. Incorporation by reference to documents not available on EDGAR is not
permitted. Incorporating information into the financial
statements from elsewhere is not permitted. Information shall not be incorporated by reference or cross-referenced in any
case where such incorporation would render the statement or
report incomplete, unclear, or confusing.
(d)	If any substantive modification has occurred in the text of
any document incorporated by reference since such document was filed, the issuer must file with the reference a statement containing the text and date of such modification.


IV.	Supplemental Information.
The information specified below must be furnished to the
Commission as supplemental information, if applicable.
Supplemental information shall not be required to be filed with or deemed part of the offering statement, unless otherwise required. The information shall be returned to the issuer upon request made in writing at the time of submission, provided that the return of such information is consistent with the protection of investors and the provisions of the Freedom of Information
Act [5 U.S.C. 552] and the information was not filed in
electronic format.
(a)	A statement as to whether or not the amount of compensation
to be allowed or paid to the underwriter has been cleared with the Financial Industry Regulatory Authority (FINRA).
(b)	Any engineering, management, market, or similar report
referenced in the offering circular or provided for external use by the issuer or by a principal underwriter in connection with the proposed offering. There must also be furnished at the same time a statement as to the actual or proposed use and distribution of such report or memorandum. Such statement must identify each class of persons who have received or will receive the report or memorandum, and state the number of copies distributed to each such class along with a statement as to the actual or proposed use and distribution of such report or memorandum.
(c)	Such other information as requested by the staff in support
of statements, representations and other assertions contained in the offering statement or any correspondence to the staff.
      Correspondence appropriately responding to any staff
comments made on the offering statement must also be furnished electronically. When applicable, such correspondence must clearly indicate where changes responsive to the staff ?s
comments may be found in the offering statement.
PART I?NOTIFICATION
The following information must be provided in the XML-based
portion of Form 1-A available through the EDGAR portal and must be completed or updated before uploading each offering statement or amendment thereto. The format of Part I shown below may
differ from the electronic version available on EDGAR. The electronic version of Part I will allow issuers to attach Part
II and Part III for filing by means of EDGAR. All items must be addressed, unless otherwise indicated.
* * * * * *
No changes to the information required by Part I have occurred since the last filing of this offering statement.

ITEM 1.	Issuer Information
Exact name of issuer as specified in the issuer?s charter: AIRE NATION
SOLE CORP


Jurisdiction of incorporation/organization: Delaware
Year of incorporation: 2024
CIK: 0002011143
Primary Standard Industrial Classification Code: 6732
I.R.S. Employer Identification Number: 98-6121591
Total number of full-time employees: 100
Total number of part-time employees: 200
Contact Information
Address of Principal Executive Offices: c/o: 2650 Radcliffe Drive
Florissant, Missouri 63031


Telephone: (314) 914-1323
Provide the following information for the person the Securities and Exchange Commission?s staff should call in connection with any pre-qualification review of the offering statement:
Name: Corey-Supreme: Ashe- Chief Executive Presidential Financial Accountant Officer
Address: c/o 2650 Radcliffe Drive  Florissant, Missouri 63031
Telephone: (470)294-7854
Provide up to two e-mail addresses to which the Securities and Exchange Commission?s staff may send any comment letters relating to the offering statement. After qualification of the offering statement, such e-mail addresses are not required to remain active:

aire.nation.9@gmail.com, funkdoc3113@gmail.com


Financial Statements
Industry Group (select one):
Banking	 Insurance	Other

Use the financial statements for the most recent fiscal period contained in this offering statement to provide the following information about the issuer. The following table does not include all of the line items from the financial statements. Long Term Debt would include notes payable, bonds, mortgages, and similar obligations. To determine ?Total Revenues? for all companies selecting ?Other? for their industry group, refer to
Article 5-03(b)(1) of Regulation S-X. For


companies selecting ?Insurance,? refer to Article 7-04 of Regulation S-X for calculation of ?Total Revenues? and paragraphs
5 and 7(a) for ?Costs and Expenses Applicable to Revenues?.
[If ?Other? is selected, display the following options in the Financial Statements table:]

Balance Sheet Information

Cash and Cash Equivalents:

Investment Securities:

Accounts and Notes Receivable:

Property, Plant and Equipment
(PP&E):

Total Assets:

Accounts Payable and Accrued
Liabilities:

Long Term Debt:

Total Liabilities:

Total Stockholders? Equity:

Total Liabilities and Equity:


Statement of Comprehensive Income Information
Total Revenues:

Costs and Expenses Applicable
to Revenues:

Depreciation and Amortization:

Net Income:

Earnings Per Share ? Basic:

Earnings Per Share ? Diluted:


[If ?Banking? is selected, display the following options in the
Financial Statements table:]
Balance Sheet Information
Cash and Cash Equivalents:	$0.00
Investment Securities:	$25,000,000.00
Loans:	$0.00
Property and Equipment:	$40,000,000,000.00
Total Assets:	$40,025,000,000.00



Accounts Payable and Accrued
Liabilities:
 $1,500,000.00
Deposits:
  $0.00
Long Term Debt:
 $0.00
Total Liabilities:
 $40,025,000,000.00
Total Stockholders? Equity:
 $15,000,000.00
Total Liabilities and Equity:
 $15,000,000.00

Statement of Comprehensive Income Information
Total Interest Income:
 $25,000,000.00
Total Interest Expense:
 $25,000,000.00
Depreciation and Amortization:
 $0.00
Net Income:
 $25,000,000.00
Earnings Per Share ? Basic:
 $1.50
Earnings Per Share ? Diluted:
 $1.00

[If ?Insurance? is selected, display the following options in the Financial Statements table:]

Balance Sheet Information

Cash and Cash Equivalents:

Total Investments:

Accounts and Notes Receivable:

Property and Equipment:

Total Assets:

Accounts Payable and Accrued
Liabilities:

Policy Liabilities and
Accruals:

Long Term Debt:

Total Liabilities:

Total Stockholders? Equity:

Total Liabilities and Equity:



Statement of Comprehensive Income Information
Total Revenues:
Costs and Expenses Applicable to Revenues:
Depreciation and Amortization:
Net Income:
Earnings Per Share ? Basic:
Earnings Per Share ? Diluted:
[End of section that varies based on the selection of Industry Group]

Name of Auditor (if any):

Outstanding Securities


Name of
Class (if
any)
Units
Outstand
ing

CUSIP (if
any)
Name of
Trading
Center or
Quotation
Medium (if
any)
Common
Equity




Preferred
Equity




Debt
Securities





ITEM 2.	Issuer Eligibility
Check this box to certify that all of the following statements are true for the issuer(s):

?	Organized under the laws of the United States or
Canada, or any State, Province, Territory or
possession thereof, or the District of Columbia.
?	Principal place of business is in the United States or Canada.
?	Not a development stage company that either (a) has no
specific business plan or purpose, or (b) has indicated
that its business plan is to merge with an unidentified
company or companies.
?	Not an investment company registered or required to
be registered under the Investment Company Act of 1940.


?	Not issuing fractional undivided interests in oil or
gas rights, or a similar interest in other mineral
rights.
?	Not issuing asset-backed securities as defined in Item 1101(c) of
Regulation AB.
?	Not, and has not been, subject to any order of the
Commission entered pursuant to Section 12(j) of the
Exchange Act (15 U.S.C. 78l(j)) within five years
before the filing of this offering statement.
?	Has filed with the Commission all the reports it was
required to file, if any, pursuant to Rule 257 during the two years immediately before the filing of the offering statement (or for such shorter period that the issuer was required to file such reports).

ITEM 3.	Application of Rule 262
Check this box to certify that, as of the time of this filing, each person described in Rule 262 of Regulation A is either not disqualified under that rule or is disqualified but has
received a waiver of such disqualification.
 ?	Check this box if ?bad actor? disclosure under Rule
262(d) is provided in Part II of the offering statement.

ITEM 4.	Summary Information Regarding the Offering and Other
Current or Proposed Offerings
Check the appropriate box to indicate whether you are conducting a Tier 1 or Tier 2 offering:
?	Tier 1	Tier 2

Check the appropriate box to indicate whether the annual financial statements have been audited:
Unaudited	? Audited
Types of Securities Offered in this Offering Statement (select all that apply):
Equity (common or preferred stock)

Debt

Option, warrant or other right to acquire another security

Security to be acquired upon exercise of option, warrant or other right to acquire security

Tenant-in-common securities

Other (describe)  Right to Security of Property or Person


Does the issuer intend to offer the securities on a delayed or continuous basis pursuant to Rule 251(d)(3)?
?	Yes	No

Does the issuer intend this offering to last more than one year?
?	Yes	 No

Does the issuer intend to price this offering after qualification pursuant to Rule 253(b)?
Yes	No

Will the issuer be conducting a best efforts offering?
Yes	? No

Has the issuer used solicitation of interest communications in connection with the proposed offering?
?	Yes	No

Does the proposed offering involve the resale of securities by affiliates of the issuer?
Yes	? No
Number of securities offered:   0
Number of securities of that class already outstanding: $25,000,000.00
The information called for by this item below may be omitted if undetermined at the time of filing or submission, except that if a price range has been included in the offering statement, the midpoint of that range must be used to respond. Please refer to Rule 251(a) for the definition of ?aggregate offering price? or ?aggregate sales? as used in this item. Please leave the field blank if undetermined at this time and include a zero if a particular item is not applicable to the offering.
Price per security: $ 1.50
The portion of the aggregate offering price attributable to securities being offered on behalf of the issuer:
$ 1.00
The portion of the aggregate offering price attributable to securities being offered on behalf of selling security holders:
$ 0.25

The portion of the aggregate offering price attributable to all the securities of the issuer sold pursuant to a qualified offering statement within the 12 months before the qualification of this offering statement:
$ 0.25




The estimated portion of aggregate sales attributable to securities that may be sold pursuant to any other qualified offering statement concurrently with securities being sold under this offering statement:
$ 15,000,000.00

Total: $ 15,000,001.50	 (the sum of the aggregate offering
price and aggregate sales in the four preceding paragraphs).
Anticipated fees in connection with this offering and names of service providers:

Name of Service Provider
Fees
Underwriters:
$ 0.25
Sales Commissions:
$ 0.25
Finders? Fees:
$ 0.25
Audit:
$ 0.10
Legal:
$ .05
Promoters:
$ .05
Blue Sky Compliance:
$ .05

CRD Number of any broker or dealer listed:
Estimated net proceeds to the issuer: $ 1.25
Clarification of responses (if necessary):
Dwayne-Jemon: Harris funkdoc3113@gmail.com 314-
914-1323
ITEM 5.	Jurisdictions in Which Securities are to be Offered
Using the list below, select the jurisdictions in which the issuer intends to offer the securities:
[List will include all U.S. and Canadian jurisdictions, with an option to add and remove them individually, add all and remove all.]


Using the list below, select the jurisdictions in which the
securities are to be offered by underwriters, dealers or sales persons or check the appropriate box:
?	None
Same as the jurisdictions in which the issuer intends to offer the securities.

[List will include all U.S. and Canadian jurisdictions, with an option to add and remove them individually, add all and remove all.]

ITEM 6.	Unregistered Securities Issued or Sold Within One Year
None

As to any unregistered securities issued by the issuer or any of its predecessors or affiliated issuers within one year before the filing of this Form 1-A, state:
(a)	Name of such issuer.
(b)	(1) Title of securities issued
(2)	Total amount of such securities issued
          (3)	Amount of such securities sold by or for the account
of any person who at the time was a director, officer, promoter or principal securityholder of the issuer of such securities, or was an underwriter of any securities of such issuer
      (c)	(1) Aggregate consideration for which the securities
were issued and basis for computing the amount thereof.
          (2)	Aggregate consideration for which the securities
listed in (b)(3) of this item (if any) were issued and the
basis for computing the amount thereof (if different from the basis described in (c)(1)).
      (d)	Indicate the section of the Securities Act or
Commission rule or regulation relied upon for exemption from the registration requirements of such Act and state briefly
the facts relied upon for such exemption:
PART II ? INFORMATION REQUIRED IN OFFERING CIRCULAR
(a)	Financial statement requirements regardless of the
applicable disclosure format are specified in Part F/S of this
Form 1-A. The narrative disclosure contents of offering
circulars are specified as follows:
(1)	The information required by:
(i)	the Offering Circular format described below; or


           (ii)	The information required by Part I of Form S-1 (17
CFR 239.11) or Part I of Form S-11 (17 CFR 239.18), except for the financial statements, selected financial data, and
supplementary financial information called for by those forms.
An issuer choosing to follow the Form S-1 or Form S-11 format may follow the requirements for smaller reporting companies if it meets the definition of that term in Rule 405 (17 CFR
230.405). An issuer may only use the Form S-11 format if the offering is eligible to be registered on that form;
      The cover page of the offering circular must identify which disclosure format is being followed.
      (2)	The offering circular must describe any matters that
would have triggered disqualification under Rule 262(a)(3) or
(a)(5) but for the provisions set forth in Rule 262(b)(1);
      (3)	The legend required by Rule 253(f) of Regulation A must
be included on the offering circular cover page (for issuers following the S-1 or S-11 disclosure models this legend must be included instead of the legend required by Item 501(b)(7) of
Regulation S-K);
      (4)	For preliminary offering circulars, the legend
required by Rule 254(a) must be included on the offering
circular cover page (for issuers following the S-1 or S-11
disclosure models, this legend must be included instead of
the legend required by Item 501(b)(10) of Regulation S-K);
and
      (5)	For Tier 2 offerings where the securities will not be
listed on a registered national securities exchange upon
qualification, the offering circular cover page must include the following legend highlighted by prominent type or in
another manner:
      Generally, no sale may be made to you in this offering if
the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed
applicable thresholds, we encourage you to review Rule
251(d)(2)(i)(C) of Regulation A. For general information on
investing, we encourage you to refer to www.investor.gov.
(b)	The Commission encourages the use of management?s
projections of future economic performance that have a
reasonable basis and are presented in an appropriate format.
See Rule 175, 17 CFR 230.175.
(c)	Offering circulars need not follow the order of the items or the order of other requirements of the disclosure form except to the extent otherwise specifically provided. Such information may not, however, be set forth in such a fashion as to obscure any of the required information or any information necessary to keep the required information from being incomplete or misleading. Information requested to be presented in a specified tabular format must be given in substantially the tabular format specified. For incorporation by reference, please refer to General Instruction III of this Form.


OFFERING CIRCULAR

Item 1. Cover Page of Offering Circular
The cover page of the offering circular must be limited to one page and must include the information specified in this item.
(a)	Name of the issuer.
Instruction to Item 1(a):
If your name is the same as, or confusingly similar to, that of a company that is well known, include information to eliminate any possible confusion with the other company. If your name indicates a line of business in which you are not engaged or you are engaged only to a limited extent, include information to eliminate any misleading inference as to your business. In some circumstances, disclosure may not be sufficient and you may be required to change your name. You will not be required to change your name if you are an established company, the character of your business has changed, and the investing public is generally aware of the change and the character of your current business.
(b)	Full mailing address of the issuer?s principal executive
offices and the issuer?s telephone number (including the area code) and, if applicable, website address.
(c)	Date of the offering circular.
(d)	Title and amount of securities offered. Separately state the amount of securities offered by selling securityholders, if
any. Include a cross-reference to the section where the
disclosure required by Item 14 of Part II of this Form 1-A has been provided;
(e)	The information called for by the applicable table below
as to all the securities being offered, in substantially the tabular format indicated. If necessary, you may estimate any underwriting discounts and commissions and the proceeds to the issuer or other persons.

Price to
public
Underwritin
g discount
and
commissions
Proceed
s to
issuer
Proceeds
to other
persons
Per share/unit:
	$1.50
 $0.25
 $1.00
 $0.25
Total:
	$22,500,000
..00

$3,750,000.
00
$15,000,000.
00

$3,750,000.00



If the securities are to be offered on a best efforts basis, the cover page must set forth the termination date, if any, of the offering, any minimum required sale and any arrangements to place the funds received in an escrow, trust, or similar arrangement. The following table must be used instead of the preceding table.

Price to
Public
Underwritin
g discount
and
commissions
Proceed
s to
issuer
Proceeds
to other
persons
Per share/unit:
	$1.50
 $0.25
 $1.00
 $0.25
Total Minimum:
	$1,500,000.
00

$375,000.00


$1,500,000.0
0
 $375,000.00

Total Maximum:
	$22,500,000
..00

$3,750,000.
00
$15,000,000.
00

$3,750,000.00


Instructions to Item 1(e):
     1.	The term ?commissions? includes all cash, securities,
contracts, or anything else of value, paid, to be set aside, disposed of, or understandings with or for the benefit of any other persons in which any underwriter is interested, made in connection with the sale of such security.
     2.	Only commissions paid by the issuer in cash are to be
indicated in the table. Commissions paid by other persons or any form of non-cash compensation must be briefly identified in a footnote to the table with a cross-reference to a more complete description elsewhere in the offering circular.
     3.	Before the commencement of sales pursuant to Regulation
A, the issuer must inform the Commission whether or not the
amount of compensation to be allowed or paid to the
underwriters, as described in the offering statement, has been cleared with FINRA.
     4.	If the securities are not to be offered for cash, state
the basis upon which the offering is to be made.
     5.	Any finder?s fees or similar payments must be disclosed
on the cover page with a reference to a more complete discussion in the offering circular. Such disclosure must identify the finder, the nature of the services rendered and the nature of any relationship between the finder and the issuer, its
officers, directors, promoters, principal stockholders and underwriters (including any affiliates of such persons).
     6.	The amount of the expenses of the offering borne by the
issuer, including underwriting expenses to be borne by the
issuer, must be disclosed in a footnote to the table.
(f)	The name of the underwriter or underwriters.
(g)	Any legend or information required by the law of any state
in which the securities are to be offered.


(h)	A cross-reference to the risk factors section, including the page number where it appears in the offering circular.
Highlight this cross-reference by prominent type or in another manner.
(i)	Approximate date of commencement of proposed sale to the public.
(j)	If the issuer intends to rely on Rule 253(b) and a
preliminary offering circular is circulated, provide (1) a bona fide estimate of the range of the maximum offering price and the maximum number of securities offered or (2) a bona fide estimate of the principal amount of the debt securities offered. The range must not exceed $2 for offerings where the upper end of the range is
$10 or less and 20% if the upper end of the price range is over $10. Instruction to Item 1(j):
      The upper limit of the price range must be used in determining the aggregate offering price for purposes of Rule
251(a).

Item 2. Table of Contents
On the page immediately following the cover page of the offering circular, provide a reasonably detailed table of contents. It must show the page numbers of the various sections or subdivisions of the offering circular. Include a specific listing of the risk factors section required by Item 3 of Part
II of this Form 1-A.

Item 3. Summary and Risk Factors
(a)	An issuer may provide a summary of the information in the
offering circular where the length or complexity of the
offering circular makes a summary useful. The summary should be brief and must not contain all of the detailed information in the offering circular.
(b)	Immediately following the Table of Contents required by Item 2 or the Summary, there must be set forth under an appropriate caption, a carefully organized series of short, concise paragraphs, summarizing the most significant factors that make the offering speculative or substantially risky. Issuers should avoid generalized statements and include only factors that are specific to the issuer.

Item 4. Dilution
Where there is a material disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire, there must be included a comparison of the public contribution under the proposed public offering and the average effective cash contribution of such persons.


Item 5. Plan of Distribution and Selling Securityholders
(a)	If the securities are to be offered through underwriters,
give the names of the principal underwriters, and state the respective amounts underwritten. Identify each such underwriter having a material relationship to the issuer and state the nature of the relationship. State briefly the nature of the underwriters? obligation to take the securities.
Instructions to Item 5(a):
     1.	All that is required as to the nature of the
underwriters' obligation is whether the underwriters are or will be committed to take and to pay for all of the securities if any are taken, or whether it is merely an agency or the type of best efforts arrangement under which the underwriters are required to take and to pay for only such securities as they may sell to the public. Conditions precedent to the underwriters? taking the securities, including market outs, need not be described except in the case of an agency or best efforts arrangement.
     2.	It is not necessary to disclose each member of a
selling group. Disclosure may be limited to those underwriters who are in privity of contract with the issuer with respect to the offering.
(b)	State briefly the discounts and commissions to be allowed or paid to dealers, including all cash, securities, contracts or other consideration to be received by any dealer in connection with the sale of the securities.
(c)	Outline briefly the plan of distribution of any securities
being issued that are to be offered through the selling efforts of brokers or dealers or otherwise than through underwriters.
(d)	If any of the securities are to be offered for the account
of securityholders, identify each selling security holder,
state the amount owned by the securityholder prior to the
offering, the amount offered for his or her account and the
amount to be owned after the offering. Provide such disclosure in a tabular format. At the bottom of the table, provide the total number of securities being offered for the account of
all securityholders and describe what percent of the pre-
offering outstanding securities of such class the offering
represents.
Instruction to Item 5(d):
      The term ?securityholder? in this paragraph refers to beneficial holders, not nominee holders or other such holders of record. If the selling securityholder is an entity, disclosure of the persons who have sole or shared voting or investment power must be included.
(e)	Describe any arrangements for the return of funds to
subscribers if all of the securities to be offered are not sold.
If there are no such arrangements, so state.
(f)	If there will be a material delay in the payment of the
proceeds of the offering by the underwriter to the issuer, the salient provisions in this regard and the effects on the issuer must be stated.


(g)	Describe any arrangement to (1) limit or restrict the sale of other securities of the same class as those to be offered for the period of distribution, (2) stabilize the market for any of the securities to be offered, or (3) withhold commissions, or otherwise to hold each underwriter or dealer responsible for the distribution of its participation.
(h)	Identify any underwriter that intends to confirm sales to
any accounts over which it exercises discretionary authority and include an estimate of the amount of securities so intended to be confirmed.
Instruction to Item 5:
Attention is directed to the provisions of Rules 10b-9 [17 CFR 240.10b-9] and 15c2-4 [17 CFR 240.15c2-4] under the Securities Exchange Act of 1934. These rules outline, among other things, antifraud provisions concerning the return of funds to subscribers and the transmission of proceeds of an offering to a seller.

Item 6. Use of Proceeds to Issuer
State the principal purposes for which the net proceeds to the issuer from the securities to be offered are intended to be used and the approximate amount intended to be used for each such purpose. If the issuer will not receive any of proceeds from the offering, so state.
Instructions to Item 6:
     1.	If any substantial portion of the proceeds has not
been allocated for particular purposes, a statement to that effect must be made together with a statement of the amount of proceeds not so allocated.
     2.	State whether or not the proceeds will be used to
compensate or otherwise make payments to officers or
directors of the issuer or any of its subsidiaries.
     3.	For best efforts offerings, describe any anticipated
material changes in the use of proceeds if all of the
securities being qualified on the offering statement are not sold.
     4.	If an issuer must provide the disclosure described in
Item 9(c) the use of proceeds and plan of operations should be consistent.
     5.	If any material amounts of other funds are to be used in
conjunction with the proceeds, state the amounts and sources of such other funds and whether such funds are firm or contingent.
     6.	If any material part of the proceeds is to be used to
discharge indebtedness, describe the material terms of such indebtedness. If the indebtedness to be discharged was incurred within one year, describe the use of the proceeds arising from such indebtedness.
     7.	If any material amount of the proceeds is to be used to
acquire assets, otherwise than in the ordinary course of business, briefly describe and state the cost of the assets. If the assets are to be acquired from affiliates of the issuer or their associates, give the names of the persons from whom they are to be acquired and set forth the basis used in determining the purchase price to the issuer.
     8.	The issuer may reserve the right to change the use of
proceeds, so long as the reservation is prominently disclosed in the section where the use of proceeds is discussed. It is not necessary to describe the possible alternative uses of proceeds unless the issuer believes that a change in circumstances leading to an alternative use of proceeds is likely to occur.

Item 7. Description of Business
(a)	Narrative description of business.
     (1)	Describe the business done and intended to be done by the
issuer and its subsidiaries and the general development of the business during the past three years or such shorter period as the issuer may have been in business. Such description must
include, but not be limited to, a discussion of the following factors if such factors are material to an understanding of the issuer?s business:
          (i)	The principal products and services of the issuer
and the principal market for and method of distribution of
such products and services.
          (ii)	The status of a product or service if the issuer
has made public information about a new product or service
that would require the investment of a material amount of the assets of the issuer or is otherwise material.
(iii)	[Reserved]
          (iv)	The total number of persons employed by the
issuer, indicating the number employed full time.
(v)	Any bankruptcy, receivership or similar proceeding.
(vi)	Any legal proceedings material to the business or financial
condition of the
issuer.
(vii)	Any material reclassification, merger, consolidation, or
purchase or sale of a
significant amount of assets not in the ordinary course of business.
     (2)	The issuer must also describe those distinctive or
special characteristics of the issuer?s operation or industry that are reasonably likely to have a material impact upon the issuer?s future financial performance. Examples of factors that might be discussed include dependence on one or a few major customers or suppliers (including suppliers of raw materials or financing), effect of existing or probable governmental regulation (including environmental regulation), material terms of and/or expiration of material labor contracts or patents, trademarks, licenses, franchises, concessions or royalty agreements, unusual competitive conditions in the industry, cyclicality of the industry and anticipated raw material or energy shortages to the extent management may not be able to secure a continuing source of supply.


(b)	[Reserved]
(c)	Industry Guides. The disclosure guidelines in all Securities
Act Industry Guides must be followed. To the extent that the industry guides are codified into Regulation S-K, the Regulation
S-K industry disclosure items must be followed.
(d)	For offerings of limited partnership or limited liability
company interests, an issuer must comply with the Commission?s interpretive views on substantive disclosure requirements set forth in Securities Act Release No. 6900 (June 17, 1991).

Item 8. Description of Property
(a)	State briefly the location and general character of any
principal plants or other material physical properties of the issuer and its subsidiaries. If any such property is not held in fee or is held subject to any major encumbrance, so state and briefly describe how held. Include information regarding the suitability, adequacy, productive capacity and extent of utilization of the properties and facilities used in the issuer?s business.
(b)	Issuers engaged in mining operations must refer to and, if
required, provide the disclosure under subpart 1300 of Regulation S-K (?? 229.1300 through 1305), in addition to any disclosure required by this Item.
Instruction to Item 8:
Except as required by paragraph (b) of this Item, detailed descriptions of the physical characteristics of individual properties or legal descriptions by metes and bounds are not required and should not be given.

Item 9. Management?s Discussion and Analysis of Financial
Condition and Results of Operations
Discuss the issuer?s financial condition, changes in financial condition and results of operations for each year and interim period for which financial statements are required, including the causes of material changes from year to year or period to period in financial statement line items, to the extent
necessary for an understanding of the issuer?s business as a whole. Information provided also must relate to the segment information of the issuer. Provide the information specified below as well as such other information that is necessary for an investor?s understanding of the issuer?s financial condition, changes in financial condition and results of operations.
(a)	Operating results. Provide information regarding significant factors, including unusual or infrequent events or transactions or new developments, materially affecting the issuer?s income from operations, and, in each case, indicating the extent to which income was so affected. Describe any other significant component of revenue or expenses necessary to understand the issuer?s results of operations. To the extent that the financial statements disclose material changes in net sales or revenues, provide a narrative discussion of the extent to which such changes are attributable to changes in prices or to changes in the volume or amount of products or services being sold or to the introduction of new products or services.


Instruction to Item 9(a):
     1.	The discussion and analysis shall focus specifically on
material events and uncertainties known to management that would cause reported financial information not to be necessarily
indicative of future operating results or of future financial condition. This would include descriptions and amounts of (A)
matters that would have an impact on future operations that have not had an impact in the past, and (B) matters that have had an impact on reported operations that are not expected to have an impact upon future operations.
     2.	Where the consolidated financial statements reveal
material changes from year to year in one or more line items, the causes for the changes shall be described to the extent necessary to an understanding of the issuer?s businesses as a whole. If the causes for a change in one line item also relate to other line items, no repetition is required and a line-by-line
analysis of the financial statements as a whole is not required or generally appropriate. Issuers need not recite the amounts of changes from year to year which are readily computable from the financial statements. The discussion must not merely repeat
numerical data contained in the consolidated financial
statements.
     3.	When interim period financial statements are included,
discuss any material changes in financial condition from the end of the preceding fiscal year to the date of the most recent interim balance sheet provided. Discuss any material changes in the issuer?s results of operations with respect to the most
recent fiscal year-to-date period for which a statement of
comprehensive income (or statement of net income if
comprehensive income is presented in two separate but
consecutive financial statements or if no other comprehensive income) is provided and the corresponding year-to-date period of the preceding fiscal year.
(b)	Liquidity and capital resources. Provide information regarding the following:
     (1)	the issuer?s liquidity (both short and long term),
including a description and evaluation of the internal and
external sources of liquidity and a brief discussion of any
material unused sources of liquidity. If a material deficiency in liquidity is identified, indicate the course of action that the issuer has taken or proposes to take to remedy the
deficiency.
     (2)	the issuer?s material commitments for capital
expenditures as of the end of the latest fiscal year and any subsequent interim period and an indication of the general
purpose of such commitments and the anticipated sources of
funds needed to fulfill such commitments.
(c)	Plan of Operations. Issuers (including predecessors) that
have not received revenue from operations during each of the three fiscal years immediately before the filing of the offering statement (or since inception, whichever is shorter) must describe, if formulated, their plan of operation for the 12 months following the commencement of the proposed offering. If such information is not available, the reasons for its unavailability must be stated. Disclosure relating to any plan must include, among other things, a statement indicating whether, in the issuer?s opinion, the proceeds from the offering will satisfy its cash requirements or whether it anticipates it will be necessary to raise additional funds in the next six months to implement the plan of operations.


(d)	Trend information. The issuer must identify the most
significant recent trends in production, sales and inventory, the state of the order book and costs and selling prices since the latest financial year. The issuer also must discuss, for at least the current financial year, any known trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on the issuer?s net sales or revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Item 10.	Directors, Executive Officers and Significant Employees
(a)	For each of the directors, persons nominated or chosen to
become directors, executive officers, persons chosen to become executive officers, and significant employees, provide the information specified below in substantially the following tabular format:

Name
Position
Age
Term of
Office(1)
Approximate
hours per week
for part-time
employees(2)
Executive
Officers:
Corey-Supreme:
Ashe
President
ial
C.E.O/C.F
..O.
46
N/A
20 Hours
Directors:
Dwayne-Jemon:
Harris,
Kevin-Lee:
Hairston
Chief
Administr
ative
Vice
President
45

60
N/A
20 Hours

20 Hours
Significant
Employees:

Cynthia Bailey
Board
Members
Chairman
61
N/A

20 Hours
     (1)	Provide the month and year of the start date and, if
applicable, the end date. To the extent you are unable to
provide specific dates, provide such other description in the table or in an appropriate footnote clarifying the term of
office. If the person is a nominee or chosen to become a
director or executive officer, it must be indicated in this
column or by footnote.
     (2)	For executive officers and significant employees that
are working part-time, indicate approximately the average
number of hours per week or month such person works or is
anticipated to work. This column may be left blank for
directors. The entire column may be omitted if all those listed in the table work full time for the issuer.
In a footnote to the table, briefly describe any arrangement or understanding between the persons described above and any other persons (naming such persons) pursuant to which the person was or is to be selected to his or her office or position.
Instructions to Item 10(a):
     1.	No nominee or person chosen to become a director or
person chosen to be an executive officer who has not consented to act as such may be named in response to this item.


     2.	The term ?executive officer? means the president,
secretary, treasurer, any vice president in charge of a
principal business function (such as sales, administration, or finance) and any other person who performs similar policy
making functions for the issuer.
     3.	The term ?significant employee? means persons such as
production managers, sales managers, or research scientists, who are not executive officers, but who make or are expected to make significant contributions to the business of the issuer.
(b)	Family relationships. State the nature of any family
relationship between any director, executive officer, person nominated or chosen by the issuer to become a director or
executive officer or any significant employee.
Instruction to Item 10(b):
      The term ?family relationship? means any relationship by
blood, marriage, or adoption, not more remote than first cousin.
(c)	Business experience. Give a brief account of the business
experience during the past five years of each director,
executive officer, person nominated or chosen to become a
director or executive officer, and each significant employee, including his or her principal occupations and employment during that period and the name and principal business of any
corporation or other organization in which such occupations and employment were carried on. When an executive officer or
significant employee has been employed by the issuer for less than five years, a brief explanation must be included as to the nature of the responsibilities undertaken by the individual in prior positions to provide adequate disclosure of this prior business experience. What is required is information relating to the level of the employee?s professional competence, which may include, depending upon the circumstances, such specific
information as the size of the operation supervised.
(d)	Involvement in certain legal proceedings. Describe any of
the following events which occurred during the past five
years and which are material to an evaluation of the ability or integrity of any director, person nominated to become a
director or executive officer of the issuer:
     (1)	A petition under the federal bankruptcy laws or any state
insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the
business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or
     (2)	Such person was convicted in a criminal proceeding
(excluding traffic violations and other minor offenses).


Item 11.	Compensation of Directors and Executive Officers
(a)	Provide, in substantially the tabular format indicated, the
annual compensation of each of the three highest paid persons who were executive officers or directors during the issuer?s last completed fiscal year.

Name
Capacities in
which compensation
was received
(e.g., Chief
Executive O?cer,
director, etc. ($)
Cash
compensat
ion ($)
Other
compensat
ion ($)
Total
compensat
ion ($)










(b)	Provide the aggregate annual compensation of the issuer?s
directors as a group for the issuer?s last completed fiscal
year. Specify the total number of directors in the group.
(c)	For Tier 1 offerings, the annual compensation of the three
highest paid persons who were executive officers or directors and the aggregate annual compensation of the issuer?s
directors may be provided as a group, rather than as specified in paragraphs (a) and (b) of this item. In such case, issuers must specify the total number of persons in the group.
(d)	Briefly describe all proposed compensation to be made in the future pursuant to any ongoing plan or arrangement to the individuals specified in paragraphs (a) and (b) of this item. The description must include a summary of how each plan operates, any performance formula or measure in effect (or the criteria used to determine payment amounts), the time periods over which the measurements of benefits will be determined, payment schedules, and any recent material amendments to the plan. Information need not be included with respect to any group life, health, hospitalization, or medical reimbursement plans that do not discriminate in scope, terms or operation in favor of executive officers or directors of the issuer and that are available generally to all salaried employees.
Instructions to Item 11:
     1.	In case of compensation paid or to be paid otherwise
than in cash, if it is impracticable to determine the cash
value thereof, state in a note to the table the nature and
amount thereof.
     2.	This item is to be answered on an accrual basis if
practicable; if not so answered, state the basis used.

Item 12.	Security Ownership of Management and Certain Securityholders
(a)	Include the information specified in paragraph (b) of this
item as of the most recent practicable date (stating the date used), in substantially the tabular format indicated, with
respect to voting securities beneficially owned by:


     (1)	all executive officers and directors as a group,
individually naming each director or executive officer who
beneficially owns more than 10% of any class of the issuer?s voting securities;
     (2)	any other securityholder who beneficially owns more
than 10% of any class of the issuer?s voting securities as
such beneficial ownership would be calculated if the issuer
were subject to Rule 13d-3(d)(1) of the Securities Exchange
Act of 1934.
(b)	Beneficial Ownership Table:

Title of
class
Name and
address of
beneficial
owner(1)
Amount and
nature of
beneficial
ownership
Amount and
nature of
beneficial
ownership
acquirable(2)
Percen
t of
class(
3)
A
Corey-
Supreme:Ashe
c/o 2650
Radcliffe
Drive
Florissant,
Missouri
63031
$15,000,000.00
$15,000,000.00
100%
     (1)	The address given in this column may be a business,
mailing, or residential address. The address may be included in an appropriate footnote to the table rather than in this
column.
     (2)	This column must include the amount of equity securities
each beneficial owner has the right to acquire using the manner specified in Rule 13d-3(d)(1) of the Securities Exchange Act of
1934. An appropriate footnote must be included if the column heading does not sufficiently describe the circumstances upon which such securities could be acquired.
     (3)	This column must use the amounts contained in the
two preceding columns to calculate the percent of class owned by such beneficial owner.

Item 13.	Interest of Management and Others in Certain Transactions
(a)	Describe briefly any transactions or any currently proposed
transactions during the issuer?s last two completed fiscal years and the current fiscal year, to which the issuer or any of its subsidiaries was or is to be a participant and the amount
involved exceeds $50,000 for Tier 1 or the lesser of $120,000 and one percent of the average of the issuer?s total assets at year end for the last two completed fiscal years for Tier 2, and in which any of the following persons had or is to have a direct or indirect material interest, naming the person and stating his or her relationship to the issuer, the nature of the person?s interest in the transaction and, where practicable, the amount of such interest:
(1)	Any director or executive officer of the issuer;
(2)	Any nominee for election as a director;
(3)	Any securityholder named in answer to Item 12(a)(2);
     (4)	If the issuer was incorporated or organized within the
past three years, any promoter of the issuer; or


     (5)	Any immediate family member of the above persons. An
?immediate family member? of a person means such person?s child, stepchild, parent, stepparent, spouse, sibling, mother-in- law, father-in-law, son-in- law, daughter-in-law, brother-in-law, sister-in-law, or any person (other than a tenant or employee) sharing such person?s household.
Instructions to Item 13(a):
     1.	For purposes of calculating the amount of the transaction
described above, all periodic installments in the case of any lease or other agreement providing for periodic payments must be aggregated to the extent they occurred within the time period described in this item.
2.	No information need be given in answer to this item as to any transaction where:
         (a)	The rates of charges involved in the transaction are
determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier at rates or charges fixed in conformity with law or governmental
authority;
         (b)	The transaction involves services as a bank
depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;
         (c)	The interest of the specified person arises solely
from the ownership of securities of the issuer and the specified person receives no extra or special benefit not shared on a pro-rata basis by all of the holders of securities of the class.
     3.	This item calls for disclosure of indirect as well as
direct material interests in transactions. A person who has a position or relationship with a firm, corporation, or other entity which engages in a transaction with the issuer or its subsidiaries may have an indirect interest in such transaction by reason of the position or relationship. However, a person is deemed not to have a material indirect interest in a transaction within the meaning of this item where:
         (a)	the interest arises only (i) from the person?s
position as a director of another corporation or organization
(other than a partnership) that is a party to the transaction, or (ii) from the direct or indirect ownership by the person and all other persons specified in paragraphs
(1) through (5) of this item, in the aggregate, of less than a 10 percent equity interest in another person (other than a partnership) that is a party to the transaction, or (iii) from both such position and ownership;
         (b)	the interest arises only from the person?s position
as a limited partner in a partnership in which the person and all other persons specified in paragraphs (1) through (5) of this item had an interest of less than 10 percent; or
         (c)	the interest of the person arises solely from the
holding of an equity interest (unless the equity interest confers management rights similar to a general partner interest) or a creditor interest in another person that is a party to the transaction with the issuer or any of its subsidiaries and the transaction is not material to the other person.


     4.	Include the name of each person whose interest in any
transaction is described and the nature of the relationships by reason of which such interest is required to be described. The amount of the interest of any specified person must be computed without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, the approximate amount involved in the transaction must be disclosed.
     5.	Information must be included as to any material
underwriting discounts and commissions upon the sale of securities by the issuer where any of the specified persons was or is to be a principal underwriter or is a controlling person, or member, of a firm which was or is to be a principal underwriter. Information need not be given concerning ordinary management fees paid by underwriters to a managing underwriter pursuant to an agreement among underwriters, the parties to which do not include the issuer or its subsidiaries.
     6.	As to any transaction involving the purchase or sale of
assets by or to any issuer or any subsidiary, otherwise than in the ordinary course of business, state the cost of the assets to the purchaser and, if acquired by the seller within two
years before the transaction, the cost to the seller.
     7.	Information must be included in answer to this item with
respect to transactions not excluded above which involve compensation from the issuer or its subsidiaries, directly or indirectly, to any of the specified persons for services in any capacity unless the interest of such persons arises solely from the ownership individually and in the aggregate of less than 10 percent of any class of equity securities of another corporation furnishing the services to the issuer or its
subsidiaries.
(b)	If any expert named in the offering statement as having
prepared or certified any part of the offering statement was employed for such purpose on a contingent basis or, at the time of such preparation or certification or at any time thereafter, had a material interest in the issuer or any of its parents or subsidiaries or was connected with the issuer or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee, describe the nature of such contingent basis, interest or connection.

Item 14.	Securities Being Offered
(a)	If capital stock is being offered, state the title of
the class and furnish the following information regarding
all classes of capital stock outstanding:
     (1)	Outline briefly: (i) dividend rights; (ii) voting rights;
(iii) liquidation rights; (iv) preemptive rights; (v) conversion rights; (vi) redemption provisions; (vii) sinking fund provisions; (viii) liability to further calls or to assessment by the issuer; (ix) any classification of the Board of Directors, and the impact of classification where cumulative voting is permitted or required; (x) restrictions on alienability of the securities being offered; (xi) any provision discriminating against any existing or prospective holder of such securities as a result of such securityholder owning a substantial amount of securities; and (xii) any rights of holders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class.


     (2)	Briefly describe potential liabilities imposed on
securityholders under state statutes or foreign law, for
example, to employees of the issuer, unless such disclosure
would be immaterial because the financial resources of the
issuer or other factors are such as to make it unlikely that the liability will ever be imposed.
     (3)	If preferred stock is to be offered or is outstanding,
describe briefly any restriction on the repurchase or redemption of shares by the issuer while there is any arrearage in the
payment of dividends or sinking fund installments. If there is no such restriction, so state.
(b)	If debt securities are being offered, outline briefly the following:
     (1)	Provisions with respect to interest, conversion,
maturity, redemption, amortization, sinking fund or
retirement.
     (2)	Provisions with respect to the kind and priority of any
lien securing the issue, together with a brief identification of the principal properties subject to such lien.
(3)	Material affirmative and negative covenants.
Instruction to Item 14(b):
In the case of secured debt there must be stated: (i) the
approximate amount of unbonded property available for use
against the issuance of bonds, as of the most recent practicable date, and (ii) whether the securities being issued are to be issued against such property, against the deposit of cash, or otherwise.
(c)	If securities described are to be offered pursuant to
warrants, rights, or convertible securities, state
briefly:
     (1)	the amount of securities issuable upon the exercise or
conversion of such warrants, convertible securities or rights;
     (2)	the period during which and the price at which the
warrants, convertible securities or rights are exercisable;
(3)	the amounts of warrants, convertible securities or rights
outstanding; and
(4)	any other material terms of such securities.
(d)	In the case of any other kind of securities, include a
brief description with comparable information to that
required in (a), (b) and (c) of Item 14.
Part F/S
(a)	General Rules
     (1)	The appropriate financial statements set forth below of
the issuer, or the issuer and its predecessors or any businesses to which the issuer is a successor must be filed as part of the offering statement and included in the offering circular that is distributed to investors.


     (2)	Unless the issuer is a Canadian company, financial
statements must be prepared in accordance with generally accepted accounting principles in the United States (US GAAP). If the issuer is a Canadian company, such financial statements must be prepared in accordance with either US GAAP or International
Financial Reporting Standards (IFRS) as issued by the
International Accounting Standards Board (IASB). If the financial statements comply with IFRS, such compliance must be explicitly and unreservedly stated in the notes to the financial statements and if the financial statements are audited, the auditor?s
report must include an opinion on whether the financial
statements comply with IFRS as issued by the IASB.
     (3)	The issuer may elect to delay complying with any new or
revised financial accounting standard until the date that a
company that is not an issuer (as defined under section 2(a) of the Sarbanes-Oxley Act of 2002 (15 U.S.C. 7201(a)) is required to comply with such new or revised accounting standard, if such standard also applies to companies that are not issuers. Issuers electing such extension of time accommodation must disclose it at the time the issuer files its offering statement and apply the election to all standards. Issuers electing not to use this accommodation must forgo this accommodation for all financial accounting standards and may not elect to rely on this
accommodation in any future filings.
(b)	Financial Statements for Tier 1 Offerings
     (1)	The financial statements prepared pursuant to this
paragraph (b), including (b)(7), need not be prepared in
accordance with Regulation S-X.
     (2)	The financial statements prepared pursuant to paragraph
(b), including (b)(7), need not be audited. If the financial statements are not audited, they shall be labeled as
?unaudited?. However, if an audit of these financial statements is obtained for other purposes and that audit was performed in accordance with either U.S. generally accepted auditing standards or the Standards of the Public Company Accounting
Oversight Board by an auditor that is independent pursuant to either the independence standards of the American Institute of
Certified Public Accountants (AICPA) or Rule 2 01 of Regulation
S-X, those audited financial statements must be filed, and an audit opinion complying with Rule 2-02 of Regulation S-X must be filed along with such financial statements. The auditor may, but need not, be registered with the Public Company Accounting
Oversight Board.
(3)	Consolidated Balance Sheets. Age of balance sheets at filing and at qualification:
            (A)	If the filing is made, or the offering statement
is qualified, more than three months but no more than nine
months after the most recently completed fiscal year end,
include a balance sheet as of the two most recently completed fiscal year ends.
            (B)	If the filing is made, or the offering statement is
qualified, more than nine months after the most recently
completed fiscal year end, include a balance sheet as of the two most recently completed fiscal year ends and an interim balance sheet as of a date no earlier than six months after the most recently completed fiscal year end.
            (C)	If the filing is made, or the offering statement
is qualified, within three months after the most recently completed fiscal year end, include a balance sheet as of the two fiscal year ends preceding the most recently completed fiscal year end and an interim balance sheet as of a date no earlier than six months after the date of the most recent fiscal year end balance sheet that is required.
            (D)	If the filing is made, or the offering statement
is qualified, during the period from inception until three
months after reaching the annual balance sheet date for the
first time, include a balance sheet as of a date within nine months of filing or qualification.
     (4)	Statements of comprehensive income, cash flows, and
changes in stockholders? equity. File consolidated statements of comprehensive income (either in a single continuous
financial statement or in two separate but consecutive financial statements; or a statement of net income if there was no other comprehensive income), cash flows, and changes in stockholders?
equity for each of the two fiscal years preceding the date of the most recent balance sheet being filed or such shorter
period as the issuer has been in existence.
(5)	Interim financial statements.
          (i)	If a consolidated interim balance sheet is required
by (b)(3) of Part F/S, consolidated interim statements of
comprehensive income (either in a single continuous financial statement or in two separate but consecutive financial
statements; or a statement of net income if there was no other comprehensive income) and cash flows shall be provided and must cover at least the first six months of the issuer?s fiscal year and the corresponding period of the preceding fiscal year. An analysis of the changes in each caption of stockholders? equity presented in the balance sheets must be provided in a note or separate statement. This analysis shall be presented in the form of a reconciliation of the beginning balance to the ending
balance for each period for which a statement of comprehensive income is required to be filed with all significant reconciling items described by appropriate captions with contributions from and distributions to owners shown separately. Dividends per
share for each class of shares shall also be provided.
          (ii)	Interim financial statements of issuers that
report under U.S. GAAP may be condensed as described in Rule
8-03(a) of Regulation S-X.
          (iii)	The interim statements of comprehensive income for
all issuers must be accompanied by a statement that in the
opinion of management all adjustments necessary in order to
make the interim financial statements not misleading have
been included.
     (6)	Oil and Gas Producing Activities. Issuers engaged in oil
and gas producing activities must follow the financial
accounting and reporting standards specified in Rule 4-10 of
Regulation S-X.
     (7)	Financial Statements of and Disclosure About Other
Entities. The circumstances described below may require you to file financial statements of, or provide disclosures about, other entities in the offering statement. The financial statements of other entities must be presented for the same periods as if the other entity was the issuer as described above in paragraphs (b)(3) and (b)(4) unless a shorter period is specified by the rules below. The financial statements of other entities shall follow the same audit requirement as paragraph
(b)(2) of this Part F/S:


          (i)	Financial Statements of and Disclosures About
Guarantors and Issuers of Guaranteed Securities. The
requirements of Rule 3-10 of Regulation S-X are applicable to financial statements of a subsidiary that issues securities guaranteed by the parent company or guarantees securities issued by the parent company. However, the reference in Rule 3-10(a) of Regulation S-X to ?an issuer or guarantor of a guaranteed security that is registered or being registered is required to file financial statements required by Regulation S-
X with respect to the guarantee or guaranteed security? instead refers to ?an issuer or guarantor of a guaranteed security that is qualified or being qualified pursuant to Regulation A is required to file financial statements required by Part F/S of
Form 1-A with respect to the guarantee or guaranteed security.?
The definition of ?parent company? is the same as in Rule 3-10(b)(1) of Regulation S-X, except that Rule 3-10(b)(1)(ii)
instead reads as follows: ?Is, or as a result of the subject offering statement will be, required to file reports with the Commission pursuant to Rule 257(b) of Regulation A (?? 230.251-230.263), or is an Exchange Act reporting company.? The parent company must also provide the disclosures required by Rule 13-01 of Regulation S-X. The parent company may elect to provide these disclosures in a footnote to its consolidated financial statements or alternatively, in management?s discussion and analysis of financial condition and results of operations described in Item 9 of Form 1-A in its offering statement on
Form 1-A filed in connection with the offer and sale of the
subject securities.
          (ii)	Financial Statements of and Disclosures About
Affiliates Whose Securities Collateralize an Issuance. The requirements of Rules 3-16 or 13-02 of Regulation S-X are applicable if an issuer?s securities that are qualified or being qualified pursuant to Regulation A are collateralized by the securities of the issuer?s affiliates. Rule 13-02 of Regulation
S-X must be followed unless Rule 3-16 of Regulation S-X applies. The issuer may elect to provide the disclosures specified in
Rule 13-02 of Regulation S-X in a footnote to its consolidated financial statements or alternatively, in management?s discussion and analysis of financial condition and results of operations described in Item 9 of Form 1-A in its offering statement on Form 1-A filed in connection with the offer and sale of the subject securities.
          (iii)	Financial Statements of Businesses Acquired or
to be Acquired. File the financial statements required by
Rule 8-04 of Regulation S-X.
          (iv)	Pro Forma Financial Statements. File pro forma
financial information as described in Rule 8-05 of
Regulation S-X.
          (v)	Real Estate Operations Acquired or to be
Acquired. File the financial information required by Rule
8-06 of Regulation S-X.
Instructions to paragraph (b) in Part F/S:
   1.	Issuers should refer to Rule 257(b)(2) to determine whether
a special financial report will be required after qualification of the offering statement.
   2.	If the last day that the financial statements included in
the offering statement can be accepted, according to the age requirements of this item falls on a Saturday, Sunday, or holiday, such offering statement may be filed on the first business day following the last day of the specified period.


   3.	As an alternative, an issuer may?but need not?elect to
comply with the provisions of paragraph (c).
(c)	Financial Statement Requirements for Tier 2 Offerings
     (1)	In addition to the general rules in paragraph (a),
provide the financial statements required by paragraph (b) of this Part F/S, except the following rules should be followed in the preparation of the financial statements:
          (i)	Issuers that report under U.S. GAAP and, when
applicable, other entities for which financial statements are required, must comply with Article 8 of Regulation S-X, as if they were conducting a registered offering on Form S-1, except the age of financial statements may follow paragraphs (b)(3)-(4)
of this Part F/S.
          (ii)	Audited financial statements are required for Tier 2
offerings for the issuer and, when applicable, for financial statements of other entities. However, interim financial statements may be unaudited.
          (iii)	The audit must be conducted in accordance with either
U.S. Generally Accepted Auditing Standards or the standards of the Public Company Accounting Oversight Board (United States) and the report and qualifications of the independent accountant shall comply with the requirements of Article 2 of Regulation S-
X. Accounting firms conducting audits for the financial statements included in the offering circular may, but need not, be registered with the Public Company Accounting Oversight
Board.
PART III?EXHIBITS

Item 16.	Index to Exhibits
(a)	An exhibits index must be presented at the beginning of Part III.
(b)	Each exhibit must be listed in the exhibit index according to the number assigned to it under Item 17 below.
(c)	For incorporation by reference, please refer to General Instruction
III of this Form.

Item 17.	Description of Exhibits
As appropriate, the following documents must be filed as exhibits to the offering statement.
     1.	Underwriting agreement?Each underwriting contract or
agreement with a principal underwriter or letter pursuant to which the securities are to be distributed; where the terms
have yet to be finalized, proposed formats may be provided.
     2.	Charter and bylaws?The charter and bylaws of the
issuer or instruments corresponding thereto as currently in effect and any amendments thereto.


3.	Instruments defining the rights of securityholders?
         (a)	All instruments defining the rights of any holder
of the issuer?s securities, including but not limited to (i)
holders of equity or debt securities being issued; (ii)
holders of long-term debt of the issuer, and of all
subsidiaries for which consolidated or unconsolidated
financial statements are required to be filed.
         (b)	The following instruments need not be filed if the
issuer agrees to file them with the Commission upon request: (i)
instruments defining the rights of holders of long-term debt of the issuer and all of its subsidiaries for which consolidated financial statements are required to be filed if such debt is not being issued pursuant to this Regulation A offering and the total amount of such authorized issuance does not exceed 5% of the total assets of the issuer and its subsidiaries on a consolidated basis; (ii) any instrument with respect to a class of securities that is to be retired or redeemed before the issuance or upon delivery of the securities being issued pursuant to this
Regulation A offering and appropriate steps have been taken to assure such retirement or redemption; and (iii) copies of
instruments evidencing scrip certificates or fractions of shares.
     4.	Subscription agreement?The form of any subscription
agreement to be used in connection with the purchase of
securities in this offering.
5.	Voting trust agreement?Any voting trust agreements and amendments.
6.	Material contracts
         (a)	Every contract not made in the ordinary course of
business that is material to the issuer and is to be performed in whole or in part at or after the filing of the offering
statement or was entered into not more than two years before such filing. Only contracts need be filed as to which the issuer or subsidiary of the issuer is a party or has succeeded to a party by assumption or assignment or in which the issuer or such subsidiary has a beneficial interest. Schedules (or similar
attachments) to material contracts may be excluded if not
material to an investment decision or if the material
information contained in such schedules is otherwise disclosed in the agreement or the offering statement. The material
contract filed must contain a list briefly identifying the
contents of all omitted schedules, together with an agreement to furnish supplementally a copy of any omitted schedule to the
Commission upon request.
         (b)	If the contract is such as ordinarily accompanies the
kind of business conducted by the issuer and its subsidiaries, it is made in the ordinary course of business and need not be filed unless it falls within one or more of the following categories, in which case it must be filed except where immaterial in amount or significance: (i) any contract to which directors, officers, promoters, voting trustees, securityholders named in the offering statement, or underwriters are parties, except where the contract merely involves the purchase or sale of current assets having a determinable market price, at such market price; (ii) any contract upon which the issuer?s business is substantially dependent, as in the case of continuing contracts to sell the major part of the issuer?s products or services or to purchase the major part of the issuer?s requirements of goods, services or raw materials or any franchise or license or other agreement to use a patent, formula, trade secret, process or trade name upon which the issuer?s business depends to a material extent; (iii) any contract calling for the acquisition or sale of any property, plant or equipment for a consideration exceeding 15% of such fixed assets of the issuer on a consolidated basis; or (iv) any material lease under which a part of the property described in the offering statement is held by the issuer.
         (c)	Any management contract or any compensatory plan,
contract or arrangement including, but not limited to, plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing (or if not set forth in any formal document, a written description) is deemed material and must be filed except for the following:
(i) ordinary purchase and sales agency agreements; (ii) agreements with managers of stores in a chain organization or similar organization; (iii) contracts providing for labor or salesperson?s bonuses or payments to a class of securityholders, as such; (iv) any compensatory plan, contract or arrangement that pursuant to its terms is available to employees generally and that in operation provides for the same method of allocation of benefits between management and non-management participants.
     7.	Plan of acquisition, reorganization, arrangement,
liquidation, or succession?Any material plan of acquisition, disposition, reorganization, readjustment, succession, liquidation or arrangement and any amendments thereto described in the offering statement. Schedules (or similar attachments) to these exhibits must not be filed unless such schedules contain information that is material to an investment decision and that is not otherwise disclosed in the agreement or the offering statement. The plan filed must contain a list briefly identifying the contents of all omitted schedules, together with an agreement to furnish supplementally a copy of any omitted schedule to the Commission upon request.
     8.	Escrow agreements?Any escrow agreement or similar
arrangement which has been executed in connection with the
Regulation A offering.
     9.	Letter re change in certifying accountant?A letter from
the issuer?s former independent accountant regarding its concurrence or disagreement with the statements made by the issuer in the current report concerning the resignation or dismissal as the issuer?s principal accountant.
    10.	Power of attorney?If any name is signed to the offering
statement pursuant to a power of attorney, signed copies of the power of attorney must be filed. Where the power of attorney is contained elsewhere in the offering statement or documents filed therewith, a reference must be made in the index to the part of the offering statement or document containing such power of attorney. In addition, if the name of any officer signing on behalf of the issuer is signed pursuant to a power of attorney, certified copies of a resolution of the issuer?s board of directors authorizing such signature must also be filed. A power of attorney that is filed with the Commission must relate to a specific filing or an amendment thereto. A power of attorney that confers general authority may not be filed with the Commission.


11.	Consents?
(a)	Experts: The written consent of
               (i)	any accountant, counsel, engineer, geologist,
appraiser or any persons whose profession gives authority to a statement made by them and who is named in the offering
statement as having prepared or certified any part of the
document or is named as having prepared or certified a report or evaluation whether or not for use in connection with the
offering statement;
               (ii)	the expert that authored any portion of a report
quoted or summarized as such in the offering statement,
expressly stating their consent to the use of such quotation or summary;
               (iii)	any persons who are referenced as having
reviewed or passed upon any information in the offering
statement, and that such information is being included on the basis of their authority or in reliance upon their status as experts.
(b)	All written consents must be dated and signed.
    12.	Opinion re legality?An opinion of counsel as to the
legality of the securities covered by the Offering Statement, indicating whether they will when sold, be legally issued, fully paid and non-assessable, and if debt securities, whether they will be binding obligations of the issuer.
    13.	?Testing the waters? materials?Any written communication
or broadcast script used under the authorization of Rule 241 within 30 days of the initial filing of the offering statement, and any written communication or broadcast script used under the authorization of Rule 255. Materials used under the
authorization of Rule 255 need not be filed if they are
substantively the same as materials previously filed with the offering statement.
14.	Appointment of agent for service of process?A Canadian issuer must file Form F-X.
    15.	The technical report summary under Item 601(b)(96) of
Regulation S-K?An issuer that is required to file a technical report summary pursuant to Item 1302(b)(2) of Regulation S-K must provide the information specified in Item 601(b)(96) of
Regulation S-K as an exhibit to Form 1-A.
16.	RESERVED
    17.	Subsidiary guarantors and issuers of guaranteed
securities and affiliates whose securities collateralize
securities of the issuer. List each of the entities in
paragraphs (a) and (b) below under an appropriately captioned heading that identifies the associated securities. An entity need not be listed more than once so long as its role as
issuer, co-issuer, or guarantor of a guaranteed security and/or as affiliate whose security is pledged as collateral for an
issuer?s security is clearly indicated with respect to each
applicable security:
         (a)	For an issuer that is the parent company (as that
term is defined in paragraph (b)(7)(i) of Part F/S) and subject to ? 210.13-01 as described in paragraph (b)(7)(i) of Part F/S,


each of the issuer?s subsidiaries that is a guarantor, issuer, or co-issuer of the guaranteed security for which the issuer is required to file reports with the Commission pursuant to Rule 257(b) of Regulation A, or is an Exchange Act reporting company subject to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, or the offer and sale of which is qualified or being qualified pursuant to Regulation A; and
         (b)	For an issuer that is subject to ? 210.13-02 as
described in paragraph (b)(7)(i) of Part F/S, each of the issuer?s affiliates whose security is pledged as collateral for the issuer?s security for which the issuer is required to file reports with the Commission pursuant to Rule 257(b) of Regulation A, or is an Exchange Act reporting company subject to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, or the offer and sale of which is qualified or being qualified pursuant to Regulation A. For each affiliate, also identify the security or securities pledged as collateral.
    99. Additional exhibits?Any additional exhibits which the issuer may wish to file, which must be so marked as to indicate clearly the subject matters to which they refer.
Instruction to Item 17:
The issuer may redact information from exhibits required to be filed by this Item if disclosure of such information would constitute a clearly unwarranted invasion of personal privacy (e.g., disclosure of bank account numbers, social security numbers, home addresses, and similar information).
In addition, the issuer may redact specific provisions or terms of exhibits required to be filed by paragraph 6 or 7 of this Item, if the issuer customarily and actually treats that information as private or confidential and if the omitted information is not material. If it does so, the issuer should mark the exhibit index to indicate that portions of the exhibit have been omitted and include a prominent statement on the first page of the redacted exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. The issuer also must include brackets indicating where the information is omitted from the filed version of the exhibit. If requested by the Commission or its staff, the issuer must promptly provide on a supplemental basis an unredacted copy of the exhibit and its materiality and privacy or confidentiality analyses.
Upon evaluation of the issuer?s supplemental materials, the Commission or its staff may require the issuer to amend its filing to include in the exhibit any previously redacted information that is not adequately supported by the issuer?s analyses. The issuer may request confidential treatment of the supplemental material submitted under paragraphs 6 or 7 pursuant to Rule 83 (? 200.83 of this chapter) while it is in the possession of the Commission or its staff. After completing its review of the supplemental information, the Commission or its staff will return or destroy it if the registrant complies with the procedures outlined in Rule 418 (?230.418 of this chapter).


SIGNATURES
Pursuant to the requirements of Regulation A, the issuer
certifies that it has reasonable grounds to believe that it
meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the
City of Florissant	, State of Missouri	, on 07/16/2024	 (date).

(Exact name of issuer as specified in its charter) AIRE NATION
SOLE CORP
By (Signature and Title) Dwayne-Jemon: Harris, Chief
Administrative Director
This offering statement has been signed by the following persons in the capacities and on the dates indicated.
(Signature) Dwayne-Jemon: Harris
(Title) Chief Administrative Director
(Date) 07/16/2024


Instructions to Signatures:
     1.	The offering statement must be signed by the issuer, its
principal executive officer, principal financial officer, principal accounting officer, and a majority of the members of its board of directors or other governing body. If a signature is by a person on behalf of any other person, evidence of authority to sign must be filed with the offering statement, except where an executive officer signs on behalf of the issuer.
     2.	The offering statement must be signed using a typed
signature. Each signatory to the filing must also manually sign a signature page or other document authenticating, acknowledging or otherwise adopting his or her signature that appears in the filing. Such document must be executed before or at the time the filing is made and must be retained by the issuer for a period of five years. Upon request, the issuer must furnish to the Commission or its staff a copy of any or all documents retained pursuant to this section.
     3.	The name and title of each person signing the offering
statement must be typed or printed beneath the signature.